UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hampton Roads Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HAMPTON ROADS BANKSHARES, INC.

201 Volvo Parkway

Chesapeake, Virginia 23320

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

To be Held April 22, 2003

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Hampton Roads Bankshares, Inc. (the “Company”) will be held at the Company’s MacArthur Center branch office located at 500 Plume Street, 2nd Floor, Norfolk, Virginia 23510, on April 22, 2003, at 5:30 p.m., for the following purposes:

1. To consider and vote upon the election of three incumbent directors to serve a three year term and until their successors are duly elected and qualify.

2. To consider and vote upon the ratification of the appointment of KPMG LLP as independent auditors for the 2003 fiscal year.

3. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 3, 2003, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Board of Directors unanimously recommends that shareholders vote FOR approval of each of the above items.

By Order of the Board of Directors,

/s/ Tiffany K. Glenn
Tiffany K. Glenn Secretary of the Board March 17, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE BY APRIL 7, 2003. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOULSY SIGNED AND RETURNED YOUR PROXY.

HAMPTON ROADS BANKSHARES, INC.

201 Volvo Parkway

Chesapeake, Virginia 23320

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at its 2003 Annual Meeting of Shareholders to be held on April 22, 2003, at the time and place set forth in the accompanying Notice of 2003 Annual Meeting of Shareholders and at any adjournment thereof (the “Annual Meeting”). This Proxy Statement and the enclosed Proxy are being mailed to the shareholders of the Company on or about March 17, 2003.

Use and Revocation of Proxies

If the enclosed Proxy is properly executed and returned in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with such instructions. If no instructions are given in a returned, executed Proxy, the Proxy will be voted in favor of the two matters for consideration at the Annual Meeting, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a Proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a Proxy but for any reason desires to revoke it may do so at any time before the Proxy is exercised by filing with the Secretary of the Company an instrument revoking it or a duly exercised Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The Company will bear its own expenses incident to soliciting proxies. Directors, officers, and employees of the Company, acting without commission or other special compensation, may solicit proxies in person, by telephone or by mail.

Shareholders Entitled to Vote and Vote Required

Only holders of record of Company Common Stock at the close of business on March 3, 2003 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 7,764,722 shares of Company Common Stock, par value $0.625 per share, outstanding and entitled to vote. Each share of outstanding Common Stock is entitled to one vote on all matters presented at the Annual Meeting. A majority of the outstanding shares of Common Stock, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast. The affirmative vote of a majority of votes cast by Company shareholders is required to ratify the appointment of auditors.

Although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

PROPOSAL ONE

ELECTION OF DIRECTORS

OF HAMPTON ROADS BANKSHARES, INC.

Nominees for Election

The Company’s Articles of Incorporation provide that the Company will have no less than eight and no more than eighteen members of the Board of Directors. The Articles of Incorporation also divide the Company’s Board of Directors into three classes as nearly equal in number as possible. Members of each class are elected for a term of three years and until their successors are elected and qualified. The Company’s Bylaws require all directors to be shareholders of the Company and require a majority of directors to be citizens of Virginia. Three persons, Warren L. Aleck, Robert G. Bagley, and Jack W. Gibson, have been nominated by the Company Board to serve as directors until the 2006 Annual Meeting of Shareholders, and until their successors have been elected and duly qualified. The Company currently has ten members of its Board of Directors.

Proxies received from Company shareholders will be voted for the election of such nominees unless marked to the contrary. A shareholder of the Company who desires to withhold voting of the proxy for all or one or more nominees may so indicate on his or her proxy. All of the nominees are currently members of the Company’s Board of Directors and all have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Company’s Board of Directors, or the number of directors will be reduced. The Company Board has a separate Nominating Committee, and the Board does not actively solicit shareholder nominations for directors. Shareholder nominations for directors can be submitted, however, provided such nominations comply with the notice and disclosure requirements set forth in the Company’s Bylaws. Nominations by shareholders shall be made by written notice and set forth the name, date of birth, and business address of each individual nominated along with certain background information on said nominee.

The name, age, and principal occupation during the past five years of each nominee and director of the Company are set forth in the chart below.

Name	Age	Principal Occupation	Director Since (1)

Warren L. Aleck Term Expires 2003	61	Consultant; President, Earle’s Markets from 1976 to 1989	1987

Robert G. Bagley Term Expires 2003	72	Senior Vice President, Bank of Hampton Roads from 1991 until present	1987

Jack W. Gibson Term Expires 2003	52	President and Chief Executive Officer, Bank of Hampton Roads from 1987 until present	1987

Durwood S. Curling Term Expires 2004	69	Retired; Executive Director, Southeastern Public Service Authority of Virginia	1987

Herman A. Hall, III Term Expires 2004	54	Secretary/Treasurer, Hall Farms, Inc.	1987

W. Lewis Witt Term Expires 2004	60	Owner-President, Inner-View, Ltd.	1992

William J. Hearring Term Expires 2004	62	President, Hearndon Construction Corporation	1999

Robert H. Powell, III Term Expires 2005	61	Attorney at Law, Kaufman & Canoles, P.C. Dec. 99 to present; Attorney at Law, Williams, Kelly & Greer, 1968 to Nov. 99	1990

Bobby L. Ralph Term Expires 2005	63	Former Director of Social Services, City of Suffolk	1997

Emil A. Viola Term Expires 2005	68	President, Vico Construction Corporation	1987

(1) At the 2001 Annual Meeting of Bank of Hampton Roads (the “Bank”), the shareholders of the Bank approved a Plan of Reorganization pursuant to which each share of Bank Common Stock was exchanged for a share of the Company’s Common Stock and the Bank became a wholly owned banking subsidiary of the Company (“Plan of Reorganization”). The effective date of the Plan of Reorganization was July 1, 2001. Prior to the effective date of the Plan of Reorganization, the director-nominees served on the Board of Directors of the Bank. Since the effective date of the Plan of Reorganization, the director-nominees have served on the Company’s Board of Directors and have continued to serve on the Bank’s Board of Directors. The dates set forth above indicate the dates on which the director-nominees first served on the Bank’s Board of Directors.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth for (1) each director-nominee, director, named executive officers, and named officer of the Company, and (2) all director-nominees, directors, executive officers, and named officers of the Company as a group: (i) the number of shares of Company Common Stock beneficially owned on March 3, 2003, and (ii) such person’s or group’s percentage ownership of outstanding shares of Company Common Stock on such date. Except as set forth below, the Company is not aware of any shareholder that beneficially owns 5% or more of the outstanding shares of Company Common Stock. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at 201 Volvo Parkway, Chesapeake, Virginia 23320.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Directors:
Warren L. Aleck	126,157.90	(1)	1.61%
Robert G. Bagley	248,086.57	(2)	3.13%
Jack W. Gibson	385,011.22	(3)	4.78%
Durwood S. Curling	88,258.50	(4)	1.13%
Herman A. Hall, III	126,097.82	(5)	1.61%
W. Lewis Witt	79,674.11	(6)	1.02%
William J. Hearring	100,433.81	(7)	1.29%
Robert H. Powell, III	94,221.82	(8)	1.21%
Bobby L. Ralph	26,002.64	(9)	0.33%
Emil A. Viola	302,093.35	(10)	3.89%
Non-Director Named Executive Officers and Named Officer (not included above):
M. Ann Wright	23,386.38	(11)	0.30%
Gregory P. Marshall	23,961.99	(12)	0.31%
Julie R. Anderson	18,975.08	(13)	0.24%
Directors, Director-Nominees, Executive Officers, and Named Officers as a group (15 persons):	1,705,839.52		19.82%

(1)	Includes 56,905 options to purchase shares, 21,975.42 shares owned by Helen G. Aleck (wife) and 8,026.01 shares owned jointly by Warren L. Aleck and Helen G. Aleck.

(2)	Includes 161,135 options to purchase shares, 8,435.68 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 799.05 shares owned by Peggy P. Bagley (wife), and 68,717.17 shares owned jointly by Robert G. Bagley and Peggy P. Bagley.

(3)	Includes 296,597 options to purchase shares, 11,810.58 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 5,674.23 shares owned by Charlotte M. Gibson (daughter), 3,833.60 shares owned by M. Joyce Gibson (wife), 3,324.36 shares owned by Jacqueline A. Gibson (daughter), and 23,930.66 shares held in an IRA for Jack W. Gibson.

(4)	Includes 37,504 options to purchase shares, 22,219.00 shares owned by Virginia S. Curling (wife), 6,555.67 shares held in an IRA for Durwood S. Curling, and 3,533.83 shares held in an IRA for Virginia S. Curling.

(5)	Includes 56,754 options to purchase shares and 56,828.98 shares held in an IRA for Herman A. Hall, III.

(6)	Includes 32,188 options to purchase shares, 432.35 shares owned jointly by W. Lewis Witt and Judith W. Witt (wife), 1,531.29 shares held in an IRA for W. Lewis Witt, 5,516.00 shares held in an IRA for Judith W. Witt, 64.73 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt, and 36,645.15 shares held by Inner-View, Ltd. in a profit sharing plan for W. Lewis Witt.

(7)	Includes 22,197 options to purchase shares, 8,133.94 shares held in an IRA for William J. Hearring, and 20,529.45 shares owned by Hearndon Construction Corp., Inc., a company owned by William J. Hearring.

(8)	Includes 46,770 options to purchase shares, 1,968.87 shares owned by Elayne P. Powell (wife), 24,270.11 shares owned jointly by Robert H. Powell and Elayne P. Powell, and 2,378.15 shares held in an IRA for Robert H. Powell.

(9)	Includes 23,898 options to purchase shares.

(10)	Includes 2,373 options to purchase shares, 124,372.16 shares held in an IRA for Emil A. Viola, 3,447.35 shares held in an IRA for Phyllis K. Viola (wife), and 1,201.57 shares owned jointly by Emil A. Viola and Phyllis K. Viola.

(11)	Includes 21,767 options to purchase shares and 1,559.86 shares held in the Company’s 401(k) Profit Sharing Plan and Trust.

(12)	Includes 16,334 options to purchase shares, 418.68 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, and 6,184.40 shares held in a SEP for Gregory P. Marshall.

(13)	Includes 17,242 options to purchase shares and 1,272.80 shares held in the Company’s 401(k) Profit Sharing Plan and Trust.

Executive Officers

The following sets forth the names, ages and business experience of the Company’s Executive Officers and the date each Executive Officer became employed by the Company.

•        Jack W. Gibson, 52, has been President, Chief Executive Officer and a director of the Company since the Company’s inception in 2001 and President, Chief Executive Officer and a director of the Bank since the Bank’s inception in 1987.

•        Reneé R. McKinney, 38, has been employed by the Bank since its inception. She initially served as Office Manager. She was subsequently appointed Assistant Vice President in 1991, Vice President and Branch Administrator in 1993, and Senior Vice President and Branch Administrator in 1998.

•        Tiffany K. Glenn, 33, has worked for the Bank since 1993 in various positions, including accounting, stock transfers, and marketing. She was promoted to Senior Vice Preident, Marketing Officer and Secretary in 1999.

•        Julie R. Anderson, 44, has been employed by the Bank since 1999. She was promoted from Vice President and Area Loan Executive to Senior Vice President and Commercial Loan Officer in April 2001. She has worked in practically all facets of the banking industry, including twenty years experience in commercial, consumer, dealer and construction lending.

•        Gregory P. Marshall, 44, began his employment with the Bank in October 2001 as Senior Vice President and Commercial Loan Officer. Prior to joining the Bank, he worked in the banking industry for twelve years with 8 years of prior experience in the certified public accounting industry.

Board and Committee Meetings

The business of the Company is managed under the direction of the Board of Directors. The Bank Board generally meets twice a month and held 25 meetings in 2002. The Company Board generally meets quarterly and held four meetings during 2002. During 2002, each member of the Board participated in at least 75% of all Board meetings and at least 75% of all applicable committee meetings. Set forth below is certain information on the members and duties of the various Board committees.

The Board of Directors has established an Audit Committee, Personnel Committee, Education Committee, Nominating Committee, Site Selection Committee, and Executive Committee. All committee meetings are scheduled by the Board of Directors as deemed necessary. Mr. Gibson serves as an ex-officio, non-voting member of all such committees except the Executive Committee and Nominating Committee wherein he does have voting power.

The present Audit Committee consists of Durwood S. Curling, Robert H. Powell, III, and Warren L. Aleck. Each year the Audit Committee recommends to the Board of Directors the firm of independent accountants for appointment as the independent auditor of the Company. The Committee acts as the intermediary between the Company and the independent auditor and reviews the reports of the independent auditor. The Audit Committee held four meetings in 2002. See “Audit Committee Report” below.

The Personnel Committee consists of Emil A. Viola, Herman A. Hall, III, and W. Lewis Witt. The Committee reviews the compensation of all executive officers and makes recommendations on compensation programs to the Board of Directors. The Personnel Committee held two meetings in 2002.

The Education Committee consists of W. Lewis Witt, Robert G. Bagley, and William J. Hearring. The Committee reviews and approves requests from employees for education reimbursement and specialized training. The Education Committee held one meeting in 2002.

The Nominating Committee consists of Jack W. Gibson, Emil A. Viola, Herman A. Hall, III, and William J. Hearing. The function of this committee is to identify and present nominees for membership on the Board of Directors. The Nominating Committee held two meetings in 2002.

The Site Selection Committee consists of William J. Hearring, Robert G. Bagley, and Bobby L. Ralph. The Committee was newly formed to review the desirability of future branch locations and make recommendations to the full Board accordingly. The Site Selection Committee did not meet in 2002.

The Executive Committee, which meets informally if necessary, consists of Emil A. Viola, Herman A. Hall, III, and Jack W. Gibson. The Committee is charged with setting the format and guidelines for the meetings of the Board of Directors and the meetings of committees of the Board of Directors. The Executive Committee held three meetings in 2002.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of three non-employee directors. Each of these directors is an “independent director” as that term is defined under the NASDAQ Stock Market’s listing standards. To be an independent director under this definition, a director may not be an officer or employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. The Audit Committee held four meetings during 2002. During 2002, the Audit Committee developed a formal charter, which was approved by the Board of Directors and is attached as an appendix to this Proxy Statement.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the Company’s internal and independent auditors the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent auditors to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the

Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission (SEC). The Committee and the Board also have recommended, subject to shareholder ratification, the selection of the Company’s independent auditors, KPMG LLP.

Warren L. Aleck

Durwood S. Curling

Robert H. Powell, III

Section 16(a) Beneficial Ownership Reporting Compliance

Section l6(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who beneficially own more than 10% of Company Common Stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with in 2002, except that William J. Hearring was 6 business days late in reporting one transaction for the purchase of 2,300 shares on November 14, 2002.

Certain Relationships and Related Transactions

During 2002, Robert H. Powell, III, a director, was an attorney in the law firm Kaufman & Canoles, P.C., which provided legal services for the Company. The fees paid by the Company to Kaufman & Canoles, P.C. in calendar year 2002 did not exceed 5% of the law firm’s gross revenues for the year.

During 2002 some director-nominees, directors and executive officers of the Company, their affiliates and members of their immediate families were customers of and had loan transactions with the Company in the normal course of business and are expected to continue to have customer relationships with the Company in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectibility or present other unfavorable features. As of December 31, 2002 and 2001, loans to executive officers, directors and their affiliates amounted to $10,863,597 and $12,217,607, respectively. During 2002, additional loans and repayments of loans by executive officers, directors and their affiliates were $10,320,694 and $11,674,704, respectively. There were no loans made to directors, or to entities of which directors are material shareholders or equity owners, which were in excess of 15% of the Company’s equity capital account.

Director Compensation

During fiscal year 2002, each director of the Company received a director’s fee of $575 per board meeting attended, $150 per committee meeting attended, and $100 per advisory board meeting attended. Total director, committee, and advisory board fees of $154,950 relating to the members of the Board of Directors, were expensed during the fiscal year ending December 31, 2002. During 2002, the Company authorized the grants of options to directors for 24,660 shares of the Company’s Common Stock under its Stock Option Plan.

Directors’ Deferred Compensation Agreement

During 1997, the Company amended its Directors’ Deferred Compensation Agreement to allow directors to purchase options for the Company’s Common Stock where the directors’ fees reduce the exercise price for shares up to 50% of an amount that represents the fair market value of the stock. The directors purchased 30,604 options in 2002 under this agreement.

Executive Compensation

The following table sets forth, for the years ended December 31, 2002, 2001 and 2000, the annual and long-term compensation for the Company’s Chief Executive Officer, executive officers, and other named officer whose combined salary and bonus exceeded $100,000 in 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Securities Underlying Options (#)(2)	All Other Compensation ($)(3)
Jack W. Gibson President and Chief Executive Officer	2002 2001 2000	270,000 255,000 230,000	75,600 57,375 126,500	32,180 24,232 32,370	16,328 15,315 16,199

Gregory P. Marshall Senior V.P. (1)	2002 2001 2000	110,000 24,186 N/A	30,800 20,000 N/A	10,134 6,200 N/A	3,530 N/A N/A

Julie R. Anderson Senior V.P.	2002 2001 2000	100,000 60,000 53,000	28,000 13,500 14,575	9,213 4,185 2,971	10,572 5,493 3,411

M. Ann Wright Senior V.P.	2002 2001 2000	104,000 100,000 80,000	14,560 11,250 22,000	4,791 3,488 4,485	8,463 8,826 8,834

(1)	Mr. Marshall began employment at the Bank in October 2001.
(2)	Bonuses and stock options are predetermined by compensation plans previously approved by the Board of Directors and shareholders of the Company.
(3)	Consists of the Company’s discretionary and matching contributions to the 401(K) plan made on behalf of the above officers.

The following table provides information on stock options granted to Mr. Gibson, Mr. Marshall, Ms. Anderson and Ms. Wright in 2002:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)		Expiration Date	Grant Date Present Value ($)(4)
Jack W. Gibson	24,876 2,466 4,838	(1) (2) (3)	32.27%	$ $ $	8.00 7.09 4.00	12/31/12 12/31/12 01/01/12	$ $ $	830 1,885 15,705

Gregory P. Marshall	10,134	(1)	13.15%		$8.00	12/31/12		$338

Julie R. Anderson	9,213	(1)	11.95%		$8.00	12/31/12		$308

M. Ann Wright	4,791	(1)	6.22%		$8.00	12/31/12		$160

(1)	Options granted as part of employee incentive award.
(2)	Options granted as part of director incentive award.
(3)	Options issued under Directors’ Deferred Compensation Agreement.
(4)	Value of options is calculated using the Minimum Value Method with a risk-free interest rate of 3.50%, dividends of $0.25 per year, and an estimated life of seven years.

The following table provides information concerning the value of options held as of December 31, 2002 by Mr. Gibson, Mr. Marshall, Ms. Anderson and Ms. Wright. None of these individuals exercised any options during 2002.

FISCAL YEAR END OPTION VALUES

Name	Number of Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money-Options at FY-end ($) Exercisable/Unexercisable(1)
Jack W. Gibson	291,791/—	$895,183/—

Gregory P. Marshall	16,334/—	$16,334/—

Julie R. Anderson	17,242/—	$17,740/—

M. Ann Wright	21,767/—	$17,318/—

(1)	Based on a value of $9.00 per share for the Company’s Common Stock as of December 31, 2002.

Employment Agreements

The Company has entered into an employment agreement with Jack W. Gibson, the Company’s President and Chief Executive Officer, which was renewed in 2002. Under the agreement, Mr. Gibson’s salary is determined each year by the Board of Directors, but in no event will be less than $50,000. Mr. Gibson’s employment agreement also provides that Mr. Gibson may receive other compensation and benefits as the Board of Directors elects to provide to all Company employees. The employment agreement between the Company and Mr. Gibson is for a five year term and is renewed automatically for additional five year terms, unless the Company notifies Mr. Gibson at the end of the fourth year of a five-year term of the Company’s intention not to renew the employment agreement.

The Company has also entered into employment agreements with eight other officers of the Company. The terms and conditions of these employment agreements are virtually the same as those of Mr. Gibson’s employment agreement described above, except that there are no provisions regarding salary.

Supplemental Retirement Agreement

The Company entered into a Supplemental Retirement Agreement with Mr. Gibson on January 1, 1993. Under this agreement, Mr. Gibson is eligible to receive an annual benefit payable in fifteen (15) installments equal to fifty percent (50%) of his Benefit Computation Base following the attainment of his Plan Retirement Date of November 9, 2015. The Benefit Computation Base is calculated as his average compensation including bonuses from the Company over the three consecutive completed calendar years just prior to the year of retirement or termination. Partial vesting began on January 1, 1998 and will continue until the Plan Retirement Date. The Company has funded this agreement with a life insurance policy which names the Company as beneficiary.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Personnel Committee was an officer or employee of the Company during 2002. During 2002, no executive officer of the Company served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company’s Personnel Committee. Both members of the Company’s Personnel Committee have outstanding loans with the Company. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See “Certain Relationships and Related Transactions” above.

Personnel Committee Report on Executive Compensation

The Personnel Committee assists the Board of Directors in administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer. The goal of the Committee is to motivate executives to achieve a range of performance consistent with a business plan approved by the Board of Directors while insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards and shareholders’ interests. The Personnel Committee is made up of three directors who are not officers or employees of the Company.

The Committee considers the following criteria in recommending to the Board the compensation of the Chief Executive Officer and the other executive officers of the Company:

1. The overall financial, market and competitive performance of the Company during the fiscal year under consideration.

2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3. Consideration of individual as well as combined measures of progress of the Company including the quality of the loan and investment portfolio, desirable changes in capital ratios, the overall growth of the Company, the improvement in market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, and other objectives as may be established by the Board of Directors.

4. The State Corporation Commission and Federal Reserve Bank’s CAMELS ratings.

5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry operating within Virginia.

The compensation arrangements and recommendations of the Committee include a base salary component and an incentive component made up of cash and stock options.

Mr. Gibson does not make recommendations or participate in the review of his compensation. With respect to the Company’s other executive officers, the Committee considers salary and incentive recommendations prepared by the Chief Executive Officer to establish compensation. Following extensive review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

Emil A. Viola

Herman A. Hall, III

W. Lewis Witt

Stock Performance Graph

The graph below presents five-year cumulative total return comparisons through December 31, 2002, in stock price appreciation and dividends for the Company’s Common Stock, the Standard & Poor’s 500 Stock Index (S & P 500) and the Keefe, Bruyette & Woods 50 Total Return Index (KBW 50). Returns assume an initial investment of $100 at the market close on December 31, 1997 and reinvestment of dividends. The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 money center and major regional U.S. banking companies. Values as of each year-end of the $100 initial investment are shown in the table and graph below.

[GRAPH APPEARS HERE]

Index	1997	1998	1999	2000	2001	2002
Hampton Roads Bankshares, Inc.	$100	$232	$153	$124	$105	$113
KBW 50	100	108	105	126	120	112
S&P 500	100	129	156	141	125	97

Profit Sharing Plan

The Company has a defined contribution 401(k) plan for all full-time employees who are 21 years of age and have completed one year of service. Under the plan, employees may annually contribute up to the lesser of $11,000 or 20% of their annual salary. The Company will match 25% of the employees’ yearly contributions up to 10% of their annual salary. The Company may also make an additional discretionary contribution; however, contributions by the Company will not exceed the maximum amount deductible annually for federal income tax purposes. In 2002, the Company authorized a $129,000 discretionary contribution and a $40,271 matching contribution. The 2002 discretionary contribution made on behalf of the executive officers, as a group, was $32,626.

Stock Options Issued

As of December 31, 2002, the Company had 1,030,199 stock options outstanding to employees and directors under the Company’s Stock Option Plan (the “Plan”). The options, when granted, have a maximum term of ten years.

A summary of activity in the Plan follows:

	Options Outstanding	Weighted Average Exercise Price
Balance at January 1, 2000	775,022	$5.4137
Granted	135,639	6.7821
Exercised	(10,227)	4.0859

Balance at December 31, 2000	900,434	5.6349
Granted	131,962	6.7670
Exercised	(13,250)	4.2826
Expired	(2,902)	6.4426

Balance at December 31, 2001	1,016,244	5.7972
Granted	132,341	6.7872
Exercised	(115,820)	3.8264
Expired	(2,566)	9.0152

Balance at December 31, 2002	1,030,199	$6.1379

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” ALL NOMINEES PROPOSED FOR DIRECTORS.

PROPOSAL TWO

APPOINTMENT OF AUDITORS

The Company’s Board of Directors, upon recommendation of its Audit Committee, intends to appoint KPMG LLP as the firm of independent certified public accountants to audit the Company’s financial statements for the year 2003, and the Company Board desires that such appointment be ratified by the Company’s shareholders at the Annual Meeting. KPMG LLP audited the financial statements of the Company since 2001. A representative of KPMG LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires.

On October 12, 2001, the Bank’s former Certified Public Accounting firm, PricewaterhouseCoopers LLP, resigned in conjunction with the announcement that they had sold their local Virginia Beach office to KPMG LLP. PricewaterhouseCoopers LLP, or one of its predecessor firms, had audited the financial statements of the Bank since 1987.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the fiscal year ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In conjunction with its audit for the fiscal year ended December 31, 2000 through October 12, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

The Company engaged KPMG LLP as its new independent accountants as of October 18, 2001. The individual accountants who had performed the Bank’s audit in the past had been offered positions with the local KPMG LLP office and the Company’s engagement had been transferred to the local KPMG LLP office. Since the audit professionals would remain in place, the Company decided to allow the transfer of its audit engagement to take place without pursuing the services of a new Certified Public Accounting firm.

Audit Fees. KPMG LLP fees for the audit of the Company’s annual financial statements for 2002 as well as the reviews of the financial statements included in the Company’s 2002 Form 10-Qs was $58,600.

All Other Fees. KPMG LLP billed the Company an aggregate total of $17,350 during 2002 for assisting the Company with the preparation of its tax return, services rendered in connection with the S-3 filing, research regarding various issues surrounding the Holding Company and stock option exercises, and for a review of the internal controls over the Company’s information systems.

The Audit Committee has considered the provisions of these non-audit services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” THE RATIFICATION OF KPMG LLP

OTHER MATTERS

The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by a shareholder’s proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

SUBMISSION OF PROPOSALS AND OTHER MATTERS

RELATED TO 2004 ANNUAL MEETING

The next Annual Meeting of Shareholders will be held by the Company on or about April 27, 2004. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than November 17, 2003. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting and the deadline under the Company’s bylaws for submission of shareholder nominations of Company directors is January 31, 2004. All such proposals and notifications should be sent to Jack W. Gibson, President and Chief Executive Officer, at 201 Volvo Parkway, Chesapeake, Virginia 23320.

GENERAL

The Company’s 2002 Annual Report to Shareholders accompanies this Proxy Statement. Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 2002 (the “Form 10-K”), as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Cynthia A. Sabol, Senior Vice President and Chief Financial Officer, Bank of Hampton Roads, 201 Volvo Parkway, Chesapeake, Virginia 23320.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

/s/ Tiffany K. Glenn
Tiffany K. Glenn, Secretary

Chesapeake, Virginia

March 17, 2003

APPENDIX A

HAMPTON ROADS BANKSHARES, INC.

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding financing, accounting, legal compliance and ethics that management and the Board have established; and the Company’s audit, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to the Company’s policies, procedures and practices at all levels. The Audit Committee’s duties and responsibilities are to:

-	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

-	Review and appraise the audit efforts of the Company’s independent accountants and internal audit department.

-	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department and the Board of Directors.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The Chair is selected by the Executive Committee of the full Board.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal audit department and the independent accountants to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials consistent with IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Audit Committee are:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management prepared by the internal audit department and management’s response.

4.	Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

6.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

Financial Reporting Processes

7.	In consultation with the independent accountants and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

8.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

9.	Consider and approve, if appropriate, major changes to the Company’s audit and accounting principles and practices as suggested by the independent accountants, management, or the internal audit department.

A-2

Process Improvement

10.	Following completion of the annual audit, review separately with management, the independent accountants and the internal audit department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

11.	Review activities, organizational structure, and qualifications of the internal audit department.

12.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as requested by the Chairman of the Board or the Board of Directors.

A-3

Proxy solicited on behalf of the Board of Directors for Annual Meeting of Shareholders to be held April 22, 2003.

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated March 17, 2003, hereby appoints Emil A. Viola, Jack W. Gibson and Robert G. Bagley (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Hampton Roads Bankshares, Inc. held of record by the undersigned on March 3, 2003, at the Annual Meeting of Shareholders to be held on April 22, 2003 and at any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL PROPOSALS

1.	To elect the following Directors to serve for a three year term: Warren L. Aleck, Robert G. Bagley, and Jack W. Gibson.
☐	FOR all nominees listed (except as indicated below to the contrary)
☐	WITHHOLD AUTHORITY to vote for all nominees listed

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.)

2.	TO RATIFY the appointment by the Board of Directors of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2003.
☐ FOR ☐ AGAINST ☐ ABSTAIN(OVER)

3.	IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1 and 2.

Please sign your name(s) exactly as they appear in the label below. If signer is a corporation, please sign the full corporate name by duly authorized officer. If an attorney, guardian, administrator, executor, or trustee, please give full title as such. If a limited liability company or partnership, sign in limited liability company or partnership name by authorized person. If any stock is held jointly, both shareholders must sign this proxy.

Date:                                              , 2003

Signature:

Printed Name:

Signature:

Printed Name:

Please complete, date, sign and return this proxy at your earliest convenience in the envelope provided. Thank you.

I/We plan to attend the Annual Meeting of Shareholders to be held on April 22, 2003.        YES             NO